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Jill Slattery	McLean, VA 22102
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Nigel Glennie
+1 703 883 5262

Hilton Reports Third Quarter Results

MCLEAN, VA (November 4, 2020) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its third quarter 2020 results. The following results reflect the material impact that the novel coronavirus ("COVID-19") pandemic has had on Hilton's business. Highlights include:

•Diluted EPS was $(0.28) for the third quarter, and diluted EPS, adjusted for special items, was $0.06

•Net loss was $81 million for the third quarter

•Adjusted EBITDA was $224 million for the third quarter

•System-wide comparable RevPAR decreased 59.9 percent on a currency neutral basis for the third quarter from the same period in 2019

•Approved 17,400 new rooms for development during the third quarter, bringing Hilton's development pipeline to 408,000 rooms as of September 30, 2020, representing 8 percent growth from September 30, 2019

•Opened 17,100 rooms in the third quarter, contributing to 14,800 net additional rooms in Hilton's system, representing 4.7 percent net unit growth from September 30, 2019, with full year net unit growth expected to be between 4.5 percent and 5.0 percent

•As of November 2, 2020, 97 percent of Hilton's system-wide hotels were open

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "Our third quarter results show meaningful improvement over the second quarter. The vast majority of our properties around the world are now open and have gradually begun to recover from the limitations that the COVID-19 pandemic has imposed on the travel industry, with occupancy increasing more than 20 percentage points from the second quarter. While a full recovery will take time, we are well positioned to capture rising demand and execute on growth opportunities."

On a global level, the pervasive impact of the COVID-19 pandemic began in March, with its most significant adverse impact on occupancy and RevPAR in April. Since April, system-wide occupancy has increased month over month, with the most notable recoveries in Asia Pacific, the U.S. and Europe, with comparable hotel occupancy levels up approximately 32 percentage points, 32 percentage points and 31 percentage points, respectively, from April to September.

For the three and nine months ended September 30, 2020, system-wide comparable RevPAR decreased 59.9 percent and 55.9 percent, respectively, compared to the prior year periods, due to both occupancy and ADR decreases. Additionally, management fee and franchise and licensing fee revenues decreased 53 percent and 51 percent during the three and nine months ended September 30, 2020, respectively, compared to the prior year periods. The decreases were due to the COVID-19 pandemic and the related reduction in global travel and tourism, which required the complete or partial suspensions of hotel operations at approximately 20 percent of Hilton's properties at some point during the nine months ended September 30, 2020. As of November 2, 2020, 97 percent of Hilton's system-wide properties were open.

For the three months ended September 30, 2020, diluted EPS was $(0.28) and diluted EPS, adjusted for special items, was $0.06 compared to $1.00 and $1.05, respectively, for the three months ended September 30, 2019. Net income (loss) and Adjusted EBITDA were $(81) million and $224 million, respectively, for the three months ended September 30, 2020, compared to $290 million and $605 million, respectively, for the three months ended September 30, 2019.

For the nine months ended September 30, 2020, diluted EPS was $(1.76) and diluted EPS, adjusted for special items, was $0.20 compared to $2.42 and $2.90, respectively, for the nine months ended September 30, 2019. Net income (loss) and Adjusted EBITDA were $(495) million and $638 million, respectively, for the nine months ended September 30, 2020, compared to $710 million and $1,722 million, respectively, for the nine months ended September 30, 2019.

Development

In the third quarter of 2020, Hilton opened 133 new hotels totaling 17,100 rooms, and achieved net unit growth of over 14,800 rooms. Notable openings in the quarter included the Conrad Punta de Mita in Mexico and the Hilton Beijing Tongzhou in China, as well as the Motto by Hilton Washington DC City Center, the first hotel under the Motto by Hilton brand.

Notable additions to Hilton's development pipeline during the quarter included the Conrad Rabat Arzana in Morocco and the Waldorf Astoria Monarch Beach Resort & Club in California.

As of September 30, 2020, Hilton's development pipeline totaled approximately 2,640 hotels consisting of more than 408,000 rooms throughout 120 countries and territories, including 33 countries and territories where Hilton does not currently have any open hotels. Additionally, of the rooms in the development pipeline, 237,000 rooms were located outside the U.S., and 217,000 rooms were under construction.

Balance Sheet and Liquidity

As of September 30, 2020, Hilton had $10.6 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 3.86 percent. Excluding finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $10.3 billion of long-term debt outstanding with a weighted average interest rate of 3.81 percent and no maturities until 2024. Total cash and cash equivalents were $3,468 million as of September 30, 2020, including $63 million of restricted cash and cash equivalents.

In March 2020, Hilton suspended share repurchases and the payment of dividends to preserve capital and maintain liquidity. No share repurchases have been made since March 5, 2020, and no dividends have been declared or paid since March 31, 2020. The stock repurchase program remains authorized by the board of directors, and the amount remaining under Hilton's stock repurchase program is approximately $2.2 billion.

Conference Call

Hilton will host a conference call to discuss third quarter 2020 results on November 4, 2020 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting/quarterly-results/2020.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 3909291. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 10148747.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the impact of the COVID-19 pandemic, the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks related to the impact of the COVID-19 pandemic, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the U.S. and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and "Part II —Item 1A. Risk Factors" of Hilton's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the Securities and Exchange Commission (the "SEC"), as supplemented in Hilton's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, which is expected to be filed on or about the date of this press release, as such factors may be further updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 18 world-class brands comprising more than 6,300 properties with nearly one million rooms in 118 countries and territories. Dedicated to fulfilling its mission to be the world's most hospitable company, Hilton has welcomed more than 3 billion guests in its more than 100-year history, earned a top spot on the 2020 World's Best Workplaces list and was named the 2019 Global Industry Leader on the Dow Jones Sustainability Indices. In 2020, Hilton CleanStay was introduced, bringing an industry-defining standard of cleanliness and disinfection to hotels worldwide. Through the award-winning guest loyalty program Hilton Honors, the more than 110 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy, plus enjoy instant benefits, including contactless check-in with room selection, Digital Key and Connected Room. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues
Franchise and licensing fees	$241	$443	$712	$1,269
Base and other management fees	24	80	92	249
Incentive management fees	7	54	25	167
Owned and leased hotels	94	361	335	1,060
Other revenues	19	23	52	75
	385	961	1,216	2,820
Other revenues from managed and franchised properties	548	1,434	2,201	4,263
Total revenues	933	2,395	3,417	7,083

Expenses
Owned and leased hotels	144	310	478	942
Depreciation and amortization	90	86	269	256
General and administrative	66	107	189	327
Reorganization costs	—	—	38	—
Impairment losses	9	—	136	—
Other expenses	21	11	48	46
	330	514	1,158	1,571
Other expenses from managed and franchised properties	592	1,443	2,482	4,284
Total expenses	922	1,957	3,640	5,855

Gain on sale of assets, net	—	81	—	81

Operating income (loss)	11	519	(223)	1,309

Interest expense	(116)	(105)	(316)	(304)
Gain (loss) on foreign currency transactions	(12)	7	(16)	4
Other non-operating income (loss), net	3	—	(20)	(8)

Income (loss) before income taxes	(114)	421	(575)	1,001

Income tax benefit (expense)	33	(131)	80	(291)

Net income (loss)	(81)	290	(495)	710
Net loss (income) attributable to noncontrolling interests	2	(2)	4	(4)
Net income (loss) attributable to Hilton stockholders	$(79)	$288	$(491)	$706

Weighted average shares outstanding:
Basic	277	285	277	289
Diluted	279	288	279	292

Earnings (loss) per share:
Basic	$(0.29)	$1.01	$(1.77)	$2.44
Diluted	$(0.28)	$1.00	$(1.76)	$2.42

Cash dividends declared per share	$—	$0.15	$0.15	$0.45

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
U.S.	44.3%	(34.8)%	pts.	$109.45	(26.0)%	$48.47	(58.6)%
Americas (excluding U.S.)	24.8	(48.4)		85.84	(27.1)	21.25	(75.3)
Europe	31.6	(51.5)		103.45	(28.0)	32.71	(72.6)
Middle East & Africa	25.2	(42.8)		117.71	(12.5)	29.65	(67.6)
Asia Pacific	53.1	(21.0)		85.45	(25.2)	45.35	(46.4)
System-wide	42.5	(36.0)		105.87	(26.0)	44.95	(59.9)

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
U.S.	42.5%	(34.6)%	pts.	$122.07	(17.6)%	$51.88	(54.6)%
Americas (excluding U.S.)	29.9	(40.1)		102.91	(12.0)	30.74	(62.4)
Europe	30.6	(46.0)		111.79	(18.4)	34.22	(67.4)
Middle East & Africa	34.1	(34.0)		126.52	(9.5)	43.20	(54.7)
Asia Pacific	40.0	(29.8)		92.61	(19.6)	37.02	(54.0)
System-wide	40.4	(35.4)		118.23	(17.3)	47.74	(55.9)

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
Waldorf Astoria Hotels & Resorts	32.1%	(38.1)%	pts.	$247.26	(34.1)%	$79.30	(69.9)%
Conrad Hotels & Resorts	31.1	(46.3)		178.63	(30.1)	55.58	(71.9)
Canopy by Hilton	31.5	(44.6)		139.40	(30.0)	43.94	(71.0)
Hilton Hotels & Resorts	28.8	(49.5)		121.24	(28.4)	34.93	(73.6)
Curio Collection by Hilton	27.1	(43.3)		147.95	(24.9)	40.05	(71.1)
DoubleTree by Hilton	35.4	(41.7)		97.67	(24.0)	34.53	(65.1)
Tapestry Collection by Hilton	43.3	(34.8)		116.63	(25.5)	50.45	(58.7)
Embassy Suites by Hilton	36.5	(43.7)		122.61	(26.1)	44.81	(66.4)
Hilton Garden Inn	42.8	(35.6)		96.43	(26.4)	41.23	(59.8)
Hampton by Hilton	51.2	(27.0)		98.62	(20.2)	50.46	(47.8)
Tru by Hilton	55.6	(17.5)		90.00	(18.0)	50.08	(37.7)
Homewood Suites by Hilton	62.2	(21.6)		110.02	(22.4)	68.41	(42.4)
Home2 Suites by Hilton	63.4	(17.2)		99.37	(16.4)	63.02	(34.2)
System-wide	42.5	(36.0)		105.87	(26.0)	44.95	(59.9)

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
Waldorf Astoria Hotels & Resorts	30.4%	(41.5)%	pts.	$350.64	(8.4)%	$106.57	(61.3)%
Conrad Hotels & Resorts	32.2	(43.7)		206.08	(21.9)	66.32	(66.9)
Canopy by Hilton	30.6	(40.9)		163.25	(18.8)	49.98	(65.2)
Hilton Hotels & Resorts	32.1	(43.9)		143.73	(15.3)	46.07	(64.2)
Curio Collection by Hilton	31.4	(36.8)		175.13	(14.2)	55.02	(60.5)
DoubleTree by Hilton	35.3	(38.9)		111.55	(13.7)	39.32	(58.9)
Tapestry Collection by Hilton	41.3	(30.1)		115.45	(23.9)	47.65	(56.0)
Embassy Suites by Hilton	38.0	(41.2)		139.63	(15.8)	52.99	(59.6)
Hilton Garden Inn	40.7	(35.3)		107.24	(18.0)	43.59	(56.2)
Hampton by Hilton	44.8	(30.1)		103.39	(15.0)	46.30	(49.2)
Tru by Hilton	46.2	(21.0)		90.22	(14.7)	41.72	(41.4)
Homewood Suites by Hilton	56.2	(25.1)		116.97	(16.9)	65.71	(42.6)
Home2 Suites by Hilton	55.5	(22.1)		102.28	(13.2)	56.80	(37.9)
System-wide	40.4	(35.4)		118.23	(17.3)	47.74	(55.9)

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
Management and franchise	42.8%	(35.5)%	pts.	$105.43	(25.7)%	$45.14	(59.4)%
Ownership(1)	24.2	(59.2)		146.87	(25.7)	35.50	(78.5)
System-wide	42.5	(36.0)		105.87	(26.0)	44.95	(59.9)

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
Management and franchise	40.6%	(35.1)%	pts.	$117.74	(17.0)%	$47.86	(55.5)%
Ownership(1)	26.7	(51.0)		156.96	(18.7)	41.88	(72.1)
System-wide	40.4	(35.4)		118.23	(17.3)	47.74	(55.9)
____________
(1)Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of September 30, 2020

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	14	5,913	—	—	14	5,913
Americas (excluding U.S.)	—	—	2	257	—	—	2	257
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	5	1,224	—	—	5	1,224
Asia Pacific	—	—	5	1,014	—	—	5	1,014
LXR Hotels & Resorts
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	2	383	—	—	2	383
Middle East & Africa	—	—	—	—	1	234	1	234
Conrad Hotels & Resorts
U.S.	—	—	6	2,211	1	225	7	2,436
Americas (excluding U.S.)	—	—	2	458	—	—	2	458
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	2	993	—	—	3	1,607
Asia Pacific	1	164	21	6,138	1	659	23	6,961
Canopy by Hilton
U.S.	—	—	—	—	18	3,030	18	3,030
Americas (excluding U.S.)	—	—	1	174	—	—	1	174
Europe	—	—	—	—	2	263	2	263
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	2	329	—	—	2	329
Hilton Hotels & Resorts
U.S.	—	—	62	46,081	176	54,112	238	100,193
Americas (excluding U.S.)	1	405	26	9,446	21	7,096	48	16,947
Europe	47	13,137	46	15,229	40	10,919	133	39,285
Middle East & Africa	5	1,998	40	13,086	2	1,415	47	16,499
Asia Pacific	5	2,999	101	36,163	6	2,203	112	41,365
Curio Collection by Hilton
U.S.	—	—	6	2,485	46	9,190	52	11,675
Americas (excluding U.S.)	—	—	2	99	8	825	10	924
Europe	—	—	5	520	15	1,846	20	2,366
Middle East & Africa	—	—	4	685	1	356	5	1,041
Asia Pacific	—	—	4	773	2	248	6	1,021
DoubleTree by Hilton
U.S.	—	—	32	10,874	336	77,571	368	88,445
Americas (excluding U.S.)	—	—	2	306	34	6,680	36	6,986
Europe	—	—	14	3,525	99	17,000	113	20,525
Middle East & Africa	—	—	13	3,396	5	567	18	3,963
Asia Pacific	—	—	63	17,277	3	1,072	66	18,349
Tapestry Collection by Hilton
U.S.	—	—	—	—	38	4,910	38	4,910
Americas (excluding U.S.)	—	—	—	—	2	190	2	190
Embassy Suites by Hilton
U.S.	—	—	41	10,924	209	46,869	250	57,793
Americas (excluding U.S.)	—	—	3	667	5	1,336	8	2,003
Motto by Hilton
U.S.	—	—	—	—	1	245	1	245
Hilton Garden Inn
U.S.	—	—	4	425	691	95,700	695	96,125
Americas (excluding U.S.)	—	—	11	1,571	44	6,829	55	8,400
Europe	—	—	20	3,763	53	8,788	73	12,551
Middle East & Africa	—	—	15	3,272	2	271	17	3,543
Asia Pacific	—	—	32	6,766	—	—	32	6,766
Hampton by Hilton
U.S.	—	—	30	3,717	2,242	220,875	2,272	224,592
Americas (excluding U.S.)	—	—	14	1,786	103	12,450	117	14,236
Europe	—	—	16	2,688	73	11,236	89	13,924
Middle East & Africa	—	—	3	723	—	—	3	723
Asia Pacific	—	—	—	—	139	23,425	139	23,425
Tru by Hilton
U.S.	—	—	—	—	159	15,462	159	15,462
Americas (excluding U.S.)	—	—	—	—	1	90	1	90
Homewood Suites by Hilton
U.S.	—	—	9	971	475	54,171	484	55,142
Americas (excluding U.S.)	—	—	3	406	22	2,457	25	2,863
Home2 Suites by Hilton
U.S.	—	—	3	313	428	44,795	431	45,108
Americas (excluding U.S.)	—	—	—	—	7	753	7	753
Other	—	—	5	2,530	4	1,293	9	3,823
Hotels	62	19,780	700	221,814	5,516	747,732	6,278	989,326
Hilton Grand Vacations	—	—	—	—	55	8,956	55	8,956
Total	62	19,780	700	221,814	5,571	756,688	6,333	998,282
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2020	2019	$	%
Capital expenditures for property and equipment(1)	$8	$20	(12)	(60.0)
Capitalized software costs(2)	5	35	(30)	(85.7)
Total capital expenditures	13	55	(42)	(76.4)
Contract acquisition costs	14	6	8	NM(3)
Total capital expenditures and contract acquisition costs	$27	$61	(34)	(55.7)

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2020	2019	$	%
Capital expenditures for property and equipment(1)	$38	$66	(28)	(42.4)
Capitalized software costs(2)	38	79	(41)	(51.9)
Total capital expenditures	76	145	(69)	(47.6)
Contract acquisition costs	37	49	(12)	(24.5)
Total capital expenditures and contract acquisition costs	$113	$194	(81)	(41.8)
____________
(1)Includes expenditures for hotels, corporate and other property and equipment, of which $3 million were indirectly reimbursed by hotel owners for the three months ended September 30, 2020 and 2019, and $10 million and $9 million for the nine months ended September 30, 2020 and 2019, respectively. Excludes expenditures for furniture, fixtures and equipment ("FF&E") replacement reserves of $18 million and $13 million for the three months ended September 30, 2020 and 2019, respectively, and $39 million and $42 million for the nine months ended September 30, 2020 and 2019, respectively.
(2)Includes $4 million and $28 million of expenditures that were indirectly reimbursed by hotel owners for the three months ended September 30, 2020 and 2019, respectively, and $31 million and $64 million for the nine months ended September 30, 2020 and 2019, respectively.
(3)Fluctuation in terms of percentage change is not meaningful.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss) attributable to Hilton stockholders, as reported	$(79)	$288	$(491)	$706
Diluted EPS, as reported	$(0.28)	$1.00	$(1.76)	$2.42
Special items:
Net other expenses from managed and franchised properties	$44	$9	$281	$21
Purchase accounting amortization(1)	47	50	143	152
FF&E replacement reserves	18	13	39	42
Asset dispositions(2)	—	(80)	—	(79)
Reorganization costs	—	—	38	—
Impairment losses	9	—	136	—
Financing transactions(3)	—	3	—	11
Other adjustments(4)	14	3	39	12
Total special items before tax	132	(2)	676	159
Income tax benefit (expense) on special items	(36)	15	(130)	(20)
Total special items after tax	$96	$13	$546	$139

Net income, adjusted for special items	$17	$301	$55	$845
Diluted EPS, adjusted for special items	$0.06	$1.05	$0.20	$2.90
____________
(1)Represents the amortization of intangible assets that were recorded at fair value in October 2007 when the Company became a wholly owned subsidiary of affiliates of The Blackstone Group Inc.
(2)Includes the gain on sale of the Hilton Odawara Resort & Spa, which was recognized in gain on sale of assets, net, and severance costs recognized in general and administrative expenses related to the 2015 sale of the Waldorf Astoria New York.
(3)Includes expenses recognized in connection with the June 2019 refinancings and repayments of the senior secured credit facilities that were included in other non-operating income (loss), net.
(4)Includes costs recognized for the settlement of a dispute with an owner of a managed hotel, which was recognized in other expenses for the three and nine months ended September 30, 2020 and, for the nine months ended September 30, 2020, also includes losses related to the disposal of an investment and a loan guarantee for a franchised hotel, which were recognized in other non-operating income (loss), net. Includes a loss on the disposal of a real estate investment recognized in other non-operating income (loss), net for the three and nine months ended September 30, 2019 and, for the nine months ended September 30, 2019, also includes impairment losses recognized in other expenses.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$(81)	$290	$(495)	$710
Interest expense	116	105	316	304
Income tax expense (benefit)	(33)	131	(80)	291
Depreciation and amortization	90	86	269	256
EBITDA	92	612	10	1,561
Gain on sale of assets, net	—	(81)	—	(81)
Loss (gain) on foreign currency transactions	12	(7)	16	(4)
FF&E replacement reserves	18	13	39	42
Share-based compensation expense	25	42	37	123
Reorganization costs	—	—	38	—
Impairment losses	9	—	136	—
Amortization of contract acquisition costs	7	7	22	21
Net other expenses from managed and franchised properties	44	9	281	21
Other adjustment items(1)	17	10	59	39
Adjusted EBITDA	$224	$605	$638	$1,722
____________
(1)Includes severance not related to the reorganization and other items. The three and nine months ended September 30, 2020 also include costs recognized for the settlement of a dispute with an owner of a managed hotel. Additionally, the nine months ended September 30, 2020 include losses related to the disposal of an investment and a loan guarantee for a franchised hotel. The three and nine months ended September 30, 2019 also include expenses recognized in connection with refinancings and repayments of the senior secured credit facilities.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Total revenues, as reported	$933	$2,395	$3,417	$7,083
Add: amortization of contract acquisition costs	7	7	22	21
Less: other revenues from managed and franchised properties	(548)	(1,434)	(2,201)	(4,263)
Total revenues, as adjusted	$392	$968	$1,238	$2,841

Adjusted EBITDA	$224	$605	$638	$1,722

Adjusted EBITDA margin	57.1%	62.5%	51.5%	60.6%

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	September 30,	December 31,
	2020	2019
Long-term debt, including current maturities	$10,490	$7,993
Add: unamortized deferred financing costs and discount	87	83
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	10,577	8,076
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	8	2
Less: cash and cash equivalents	(3,405)	(538)
Less: restricted cash and cash equivalents	(63)	(92)
Net debt	$7,117	$7,448

	Nine Months Ended		Year Ended	TTM(1)
	September 30,		December 31,	September 30,
	2020	2019	2019	2020
Net income (loss)	$(495)	$710	$886	$(319)
Interest expense	316	304	414	426
Income tax expense (benefit)	(80)	291	358	(13)
Depreciation and amortization	269	256	346	359
EBITDA	10	1,561	2,004	453
Gain on sale of assets, net	—	(81)	(81)	—
Loss (gain) on foreign currency transactions	16	(4)	2	22
FF&E replacement reserves	39	42	59	56
Share-based compensation expense	37	123	154	68
Reorganization costs	38	—	—	38
Impairment losses	136	—	—	136
Amortization of contract acquisition costs	22	21	29	30
Net other expenses from managed and franchised properties	281	21	77	337
Other adjustment items(2)	59	39	64	84
Adjusted EBITDA	$638	$1,722	$2,308	$1,224

Net debt				$7,117

Net debt to Adjusted EBITDA ratio				5.8
____________
(1)Trailing twelve months ("TTM") September 30, 2020 is calculated as the nine months ended September 30, 2020 plus the year ended December 31, 2019 less the nine months ended September 30, 2019.
(2)Includes severance not related to the reorganization and other items. The nine months ended September 30, 2020 also includes costs or losses recognized related to the settlement of a dispute with an owner of a managed hotel, the disposal of an investment and a loan guarantee for a franchised hotel. The nine months ended September 30, 2019 and year ended December 31, 2019 also include expenses recognized in connection with refinancings and repayments of the senior secured credit facilities and the year ended December 31, 2019 also includes impairment losses.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the TTM period ended September 30, 2020, which is calculated as the nine months ended September 30, 2020 plus the year ended December 31, 2019 less the nine months ended September 30, 2019. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company’s management uses TTM information to evaluate the Company’s financial performance for ongoing planning purposes.

The COVID-19 pandemic had a material adverse impact on the Company's results for the three and nine months ended September 30, 2020, and the Company expects it to continue to have a material adverse impact on the results in future periods. Management is making estimates and judgments in light of the circumstances, and this interim period, as well as upcoming periods, are unlikely to be comparable to past performance or indicative of future performance. As such, TTM information may not currently be useful for projecting future operating results.

Net Income, Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income, adjusted for special items, and diluted earnings per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income, adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies. Net income, adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings (loss) before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects net income (loss), excluding interest expense, income tax benefit (expense) and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated equity investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) FF&E replacement reserves required under certain lease agreements; (v) reorganization, severance, relocation and other related expenses; (vi) share-based compensation; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of reimbursable costs included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of FF&E for owned hotels, where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense (benefit), as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items, including reorganization and related severance costs, that are not core to the Company's operations and are not reflective of the Company's operating performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as: (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount and (ii) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by: (a) cash and cash equivalents and (b) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies. The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results were not available.

Of the 6,278 hotels in the Company's system as of September 30, 2020, 4,996 hotels were classified as comparable hotels. The 1,282 non-comparable hotels included 152 hotels, or approximately two percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were otherwise not available.

When considering business interruption in the context of the Company's definition of comparable hotels, any hotel that had completely or partially suspended operations on a temporary basis at any point during the nine months ended September 30, 2020 as a result of the COVID-19 pandemic was considered to be part of the definition of comparable hotels. Despite these temporary suspensions of hotel operations, Hilton believes that including these hotels within occupancy, average daily rate and revenue per available room, reflects the underlying results of the business for the three and nine months ended September 30, 2020.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable average daily rate pricing levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels. References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis, and references to RevPAR and ADR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and nine months ended September 30, 2020 and 2019 use the exchange rates for the three and nine months ended September 30, 2020, respectively.